Exhibit 2.3


                                   MCSi, INC.
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429



                                November 24, 2000


P. Michael Gummeson
President
Intellisys Group, Inc.
2393 Towns Gate Road
Westgate Village, California  91361

         Re:      Amendment to the Asset Purchase Agreement

Dear Mr. Gummeson:

         In light of the fact that the Closing will not occur before November 24, 2000, we propose that the Asset Purchase Agreement by and among Intellisys Group, Inc. and its wholly-owned subsidiaries B. Higginbotham Enterprises, Inc. and Proline Video, Inc. and MCSi, Inc. dated October 6, 2000, as amended November 13, 2000 (the "Agreement") be further amended as follows:

         1. That Section 8.2(a)(i) be amended by deleting the words: "November 24, 2000" and substituting therefor the words "December 31, 2000."

         2. That Section 8.4(c) be amended by deleting the words "November 24, 2000" and substituting therefor the words "December 31, 2000."

         If the above proposal is satisfactory to you, please sign and date this amendment to the Agreement ("Amendment") in the space provided below and return the signed Amendment to me.

                                                    Sincerely,

                                                    MCSi, INC.

                                                    /s/ Ira H. Stanley
                                                    Ira H. Stanley
                                                    Vice President -
                                                    Chief Financial Officer


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         Agreed and accepted:

                                              INTELLISYS GROUP, INC.


Dated: NOV, 24             , 2000             By:    /s/ P. MICHAEL GUMMESON
       -------------------                           -------------------------
                                              Name:  P. Michael Gummeson
                                                     -------------------------
                                              Title: President & CEO
                                                     -------------------------


                                              B. HIGGINBOTHAM
ENTERPRISES, INC.


Dated: NOV, 24             , 2000             By:    /s/ P. MICHAEL GUMMESON
       -------------------                           -------------------------
                                              Name:  P. Michael Gummeson
                                                     -------------------------
                                              Title: President & CEO
                                                     -------------------------

                                              PROLINE VIDEO, INC.


Dated: NOV, 24             , 2000             By:    /s/ P. MICHAEL GUMMESON
       -------------------                           -------------------------
                                              Name:  P. Michael Gummeson
                                                     -------------------------
                                              Title: President & CEO
                                                     -------------------------